Exhibit 99.1

Pentair Announces Definitive Agreement to Acquire Manitowoc Ice
Highly complementary offering to expand Water Solutions platform, enhance value proposition for customers and provide an additional springboard for growth

•Strategically expands Pentair’s commercial water solutions platform and will accelerate growth within the foodservice industry space
•Combines two innovative industry leaders in water filtration and ice solutions
•Increases total water management offering and deployment of smart, connected solutions
•Enhances Pentair’s Everpure commercial filtration solutions and commercial services network to provide high quality water for ice products while enhancing growth in water quality direct-to-customer solutions and services
•Expected to add ~$0.25 of Adjusted EPS accretion in 2023 and ~$0.40 in 2025. Adjusted EPS accretion is expected in 2022 based on anticipated acquisition closing timing
•Expected EBITDA margins of 30%+ for Manitowoc Ice, significant revenue synergies, and accelerated deleveraging based on strong free cash flow
•Pentair to host conference call today at 8:30 AM ET

LONDON – March 3, 2022 – Pentair plc (NYSE: PNR), a leading provider of water treatment and sustainable solutions, today announced that it has entered into a definitive agreement to acquire Manitowoc Ice, a leading provider of commercial ice makers, for $1.6 billion, subject to customary adjustments. When adjusted for approximately $220 million of expected tax benefits, the net transaction value is approximately $1.38 billion. Pentair expects to fund the acquisition with new debt that is anticipated to be investment grade. Subject to customary closing conditions and necessary regulatory approvals, the transaction is expected to close in the second quarter of 2022.

Manitowoc Ice, a portfolio brand of Welbilt, Inc. (NYSE: WBT), is a leading designer, manufacturer, and distributor of commercial ice machines in the United States and globally. With a global installed base of approximately 1 million units and more than 200 models of commercial ice machines worldwide, Manitowoc Ice has excelled at delivering differentiated product innovation, food safety and sustainability in icemaking. Manitowoc Ice employs more than 800 team members and operates facilities in Manitowoc, Wis., Monterrey, Mexico and Hangzhou, China. Manitowoc Ice generated $308 million in revenue in 2021 with EBITDA margins of approximately 30%.

“We expect this strategic acquisition to be a game changer for our commercial water solutions platform, establishing a differentiated, total water management offering and expanded network within the foodservice industry,” said John Stauch, Pentair President and CEO. “Manitowoc Ice’s industry-leading global positions in an incredibly attractive industry, coupled with its strong track record of profitable growth and culture of innovation and sustainability are expected to further establish Pentair as a leader in a vast and growing industry. At Pentair, we have remained steadfast in our commitment to developing tailored, sustainable solutions that bring water to life through effortless user experiences. We believe Manitowoc Ice’s culture and priorities are highly aligned with this mindset through value-added solutions that are centered on its customers’ needs.”

“With the addition of Manitowoc Ice, we expect Pentair will have the opportunity to bring to our customers a total water management solution that optimizes complementary portfolios through a large installed customer base in foodservice. Further, it will provide an additional growth engine for Pentair that augments our leading industry positions and innovative offerings, ultimately positioning us well for long-term value creation for our stakeholders,” continued Mr. Stauch.

Expected Strategic and Financial Benefits
•Meaningfully Expands Pentair’s Water Solutions Platform: The addition of Manitowoc Ice will enhance growth in Water Quality direct-to-customer solutions and services. Optimizing complementary offerings for customers, the combination will substantially expand Pentair’s water management capabilities and will enable a seamless foodservice experience.
•Accelerates the Build Out of Water Products and Services in Foodservice, Hospitality and Grocery: The addition of Manitowoc Ice will enable Pentair to offer expanded products for drinking, cooling, cooking and cleaning. The acquisition will enhance the strength of Pentair Everpure in providing high quality water for ice products.
•Large Installed Base Will Enhance Customer Intimacy and Expand Share of Wallet: With relationships with approximately 80% of the top-10 global restaurant chains and nearly 75% of the top-50 global Quick-Serve Restaurants, Manitowoc Ice has a large installed base, many of which rely on Pentair for water quality solutions and services, highlighting a significant opportunity to provide a more complete offering for customers.
•Enhances Services Footprint: Building on Pentair’s expanded services offering through the acquisition of Ken’s Beverages in 2021, a more robust customer value proposition combined with increased intelligence of Pentair’s smart, sustainable solutions will create an opportunity for a more predictive services model.
•Adds Attractive Margin Business with Growth Potential: Manitowoc Ice is an industry leader in commercial ice machines with a demonstrated track record of sustained top-line growth and strong cash flow through the cycle. Further, Manitowoc Ice will provide Pentair with a new entry into a high-margin, high-quality commercial opportunity, expanding Pentair’s overall offering.
•Offers Compelling Return Profile: This acquisition is expected to be accretive to earnings in 2022 with a strong opportunity for revenue synergies through a complete commercial water solutions portfolio covering all commercial water needs from drinking and cooling to cooking and cleaning.
•Continued Financial Strength and Flexibility: Pentair maintains its commitment to an investment grade rating and plans to utilize its strong free cash flow for debt pay down after the transaction closes.

Not including Manitowoc Ice, the Company reiterates its 2022 GAAP EPS guidance of approximately $3.54 to $3.64 and on an adjusted basis of approximately $3.70 to $3.80. Not including Manitowoc Ice, the Company continues to anticipate full year 2022 sales to be up approximately 6 to 9 percent on a reported basis compared to full year 2021, and the Company expects to deliver full year free cash flow approximately equal to 100 percent of net income.

In addition, the Company reiterates its first quarter 2022 GAAP EPS of approximately $0.76 and on an adjusted EPS basis of approximately $0.80. The Company expects first quarter sales to be up approximately 7 to 11 percent on a reported basis compared to first quarter 2021.

Reconciliations of GAAP to non-GAAP measures are in the attached financial tables.

Upon closing of this transaction, Pentair plans to have Manitowoc Ice operate within its Water Solutions platform of the Consumer Solutions business segment.

J.P. Morgan Securities LLC is serving as financial advisor to Pentair and Faegre Drinker Biddle & Reath LLP is providing legal counsel.
INVESTORS CONFERENCE CALL
Pentair President and CEO John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the acquisition on a two-way conference call with investors at 8:30 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company's website,

pentair.com, shortly before the call begins or by dialing 800-706-6748 or 973-638-3449 along with conference number 8183428. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on March 29, 2022 by dialing 855-859-2056 or 404-537-3406. The webcast presentation will be archived at the company's website following the conclusion of the event.
ABOUT PENTAIR PLC
At Pentair, we inspire people to move, improve and enjoy life’s essential resources for happier, healthier lives. From our residential and business water solutions, to our sustainable innovations and applications, we deliver smart, sustainable solutions for life.
Pentair had revenue in 2021 of approximately $3.8 billion, and trades under the ticker symbol PNR. With approximately 11,250 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit Pentair.com.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All statements made about the anticipated acquisition, including the anticipated time for completing the transaction, the expected financial results of the acquired business and the anticipated benefits of the acquisition, and statements about our expected 2022 financial results are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include our ability to close and fund the acquisition on the expected terms and time schedule, including obtaining regulatory approvals and satisfying other closing conditions; our ability to integrate the acquisition successfully; our ability to retain customers and employees of the acquired business; the overall impact of the COVID-19 pandemic on our and the acquired business; the duration and severity of the COVID-19 pandemic, the impact of virus variants and the effectiveness of vaccinations; actions that may be taken by us, other businesses and governments to address or otherwise mitigate the impact of the COVID-19 pandemic, including those that may impact our ability to operate our facilities, meet production demands, and deliver products to our customers; the impacts of the COVID-19 pandemic on the global economy, our workforce, customers and suppliers, and customer demand; overall global economic and business conditions impacting our business, including the strength of housing and related markets; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and transformation program; risks associated with operating foreign businesses; the impact of raw material, logistics and labor costs and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and ESG goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

Pentair Contacts:

Jim Lucas
Senior Vice President, Treasurer, FP&A and Investor Relations
Tel: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Tel: 763-656-5589
Email: rebecca.osborn@pentair.com

Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2022
Excluding the Effect of Adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Up 7% - 11%	approx	Up 6% - 9%
Operating income	approx	Flat	approx	Up 14% - 17%
Adjustments:
Intangible amortization	approx	$6	approx	$23
Equity income of unconsolidated subsidiaries	approx	1	approx	4
Segment income	approx	Flat	approx	Up 10% - 13%

Net income from continuing operations—as reported	approx	$127	approx	$593 - $610
Adjustments to operating income	approx	6	approx	23
Income tax adjustments	approx	1	approx	4
Net income from continuing operations—as adjusted	approx	$134	approx	$620 - $637
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$0.76	approx	$3.54 - $3.64
Adjustments	approx	0.04	approx	0.16
Diluted earnings per ordinary share—as adjusted	approx	$0.80	approx	$3.70 - $3.80

Reconciliation of Earnings Before Income Taxes to EBITDA of Manitowoc Ice
For the Fiscal Year Ended December 31, 2021 (Unaudited)

In millions	2021
Net sales	$308
Earnings before income taxes	89
Adjustments:
Depreciation and amortization	3
EBITDA	$92
EBITDA Margin	30%